Exhibit 4.1

KFORCE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Rights Agent

RIGHTS AGREEMENT

Dated as of October 29, 2008

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of October 29, 2008 (this “Agreement”), between KFORCE INC., a Florida corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

WHEREAS, on October 28, 1998, the Board of Directors of the Company approved and adopted a Rights Agreement, which the Board of Directors subsequently amended on October 24, 2000 (as amended, the “1998 Agreement”), pursuant to which common stock purchase rights were distributed to holders of the Company’s common stock of record on October 28, 1998;

WHEREAS, the rights issued pursuant to the 1998 Agreement expired at the Close of Business on October 28, 2008, and, as a result, the 1998 Agreement terminated; and

WHEREAS, on October 24, 2008, the Board of Directors of the Company approved this Agreement, to be effective as of October 29, 2008 (the “Rights Dividend Declaration Date”), to extend the protections similar to those provided by the 1998 Agreement, by authorizing and declaring a dividend distribution of one new Right for each share of common stock, par value $.01 per share, of the Company (the “Common Stock”) outstanding at the Close of Business on October 29, 2008 (the “Record Date”), to replace the rights previously issued pursuant to the 1998 Agreement, and the Board of Directors of the Company has authorized the issuance of one right (as such number may be adjusted pursuant to the provisions of Sections 11, 13 or 24) for each share of Common Stock issued between the Record Date and the Distribution Date, each right (initially a “Right” and collectively the “Rights”) initially representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “1998 Agreement” shall have the meaning set for in the preamble.

(b) “Acquiring Person” means any Person (other than an Exempt Person) who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Stock then outstanding (other than as a result of a Permitted Offer). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” (i) as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 15% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Stock then outstanding by reason of Common Stock purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Stock, then such Person shall be deemed to be an “Acquiring Person”; or (ii) who beneficially owns 15% or more of the outstanding Common Stock but who acquired Beneficial Ownership of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), a sufficient number of shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; or (iii) who beneficially owns Common Stock consisting solely of one or more (A) shares of Common Stock beneficially owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into before a Section 11(a)(ii) Trigger Date, (B) Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), beneficially owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding Common Stock.

(c) “Adjustment Share Amount” shall have the meaning set forth in Section 11(a)(ii).

(d) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e) “Agreement” shall have the meaning set forth in the preamble.

(f) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own,” any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise. A Person shall not, however, be deemed the “Beneficial Owner” of, or to “beneficially own” (A) securities granted pursuant to any employee benefit plan of the Company, (B) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (C) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (D) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event if the Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the “Original Rights”) or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule, regardless of whether the Company is subject to the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (ii) as a result of an agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act (and if such provisions are not applicable by law, such proxy or solicitation is made in substantially the same manner as if such provisions were applicable), and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) (and if the Company is not subject to the Exchange Act, would not be then reportable if the Company was subject to the Exchange Act); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company. Nothing in this paragraph (f), however, shall cause a person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(g) “Business Day” means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(h) “Close of Business” on any given date means 5:00 p.m., Eastern Time, on such date. If such date is not a Business Day, however, it means 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(i) “Common Stock,” when used with reference to the Company, shall mean the shares of Common Stock, par value $.01 per share, of the Company. “Common Stock,” when used with reference to any Person other than the Company, shall mean (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control or direct the management of such first-mentioned Person or (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which: (A) represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person); and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

(j) “Company” shall have the meaning set forth in the preamble.

(k) “Current Market Price” shall have the meaning set forth in Section 11(d).

(l) “Current Value” shall have the meaning set forth in Section 11(a)(iii).

(m) “Distribution Date” shall have the meaning set forth in Section 3(a).

(n) “Equivalent Common Stock” shall have the meaning set forth in Section 11(b).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Ratio” shall have the meaning set forth in Section 24(a).

(q) “Exempt Person” means the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan, and David L. Dunkel, any spouse or lineal descendent of David L. Dunkel or any trust for the benefit of any such persons.

(r) “Expiration Date” shall have the meaning set forth in Section 7(a).

(s) “Final Expiration Date” shall have the meaning set forth in Section 7(a).

(t) “Original Rights” shall have the meaning set forth in Section 1(f)(i).

(u) “Permitted Offer” means a tender or exchange offer which is for all outstanding Common Stock at a price and on terms determined, before the purchase of Common Stock under such tender or exchange offer, by at least a majority of the Board of Directors who are not representatives, nominees, Affiliates, or Associates of an Acquiring Person or the Person making such tender offer or exchange offer, to be fair (taking into account all factors that the Board of Directors deems relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made), taking into account all other factors that the Board of Directors may deem relevant.

(v) “Person” means any individual, firm, corporation, partnership, or other entity, and shall include any successor (by merger or otherwise) of such entity.

(w) “Principal Party” shall have the meaning set forth in Section 13(b).

(x) “Purchase Price” shall have the meaning set forth in Section 4(a), and shall initially be as set forth in Section 7(b).

(y) “Record Date” shall have the meaning set forth in the preamble.

(z) “Redemption Price” shall have the meaning set forth in Section 23(a).

(aa) “Rights” shall have the meaning set forth in the preamble.

(bb) “Rights Agent” shall have the meaning set forth in the preamble until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the provisions of this Agreement, “Rights Agent” shall mean and include each such Person.

(cc) “Rights Certificates” shall have the meaning set forth in Section 3(a).

(dd) “Rights Dividend Declaration Date” shall have the meaning set forth in the preamble.

(ee) “Section 11(a)(ii) Event” means any event described in Section 11(a)(ii).

(ff) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii).

(gg) “Section 13 Event” means any event described in clauses (x), (y) or (z) of Section 13(a).

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Spread” shall have the meaning set forth in Section 11(a)(iii).

(jj) “Stock Acquisition Date” means the first date of public announcement (that, for purposes of this definition, shall include, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

(kk) “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

(ll) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii).

(mm) “Summary of Rights” shall have the meaning set forth in Section 3(b).

(nn) “Trading Day” shall have the meaning set forth in Section 11(d).

(oo) “Triggering Event” means any Section 11(a)(ii) Event or any Section 13 Event.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon 10 days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Rights Certificates.

(a) Until the earliest of: (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date; or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company’s Board of Directors) after the date that a tender or exchange offer (other than a Permitted Offer) by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person (other than an Exempt Person) would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) are referred to in this Agreement as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the outstanding certificates for the Common Stock and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Rights Agent will send by first-class, insured, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit A (the “Rights Certificates”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(a)(i), at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

(b) As promptly as practicable following the Record Date, the Company will file this Rights Agreement, and a summary of the Rights Agreement, in substantially the form attached hereto as Exhibit B, on a Current Report on Form 8-K or other filing with the Securities and Exchange Commission. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(c) Rights shall be issued in respect of all shares of Common Stock that are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Rights shall also be issued to the extent provided in Section 22 in respect of all shares of Common Stock which are issued after the Distribution Date and before the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between KFORCE INC. (the “Company”) and Computershare Trust Company, N.A. (the “Rights Agent”) dated as of October 29, 2008 (the “Rights Agreement”), and as the same may be amended from time to time, the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under circumstances described in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge promptly after receipt of a written request therefor. Under certain circumstances described in the Rights Agreement, Rights issued to, or held by, any Person who is, was, or becomes an Acquiring Person or any Affiliate or Associate thereof (as those terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by them shall be evidenced by the certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or acquires and cancels any Common Stock after the Record Date but before the earlier of the Distribution Date or the Expiration Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Section 4. Form of Rights Certificates.

(a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with applicable law or rule or with any rule of any stock exchange, national market system or over-the-counter market on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share of Common Stock set forth therein (such exercise price per share, the “Purchase Price”), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided in this Agreement.

(b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement, or understanding that has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement, or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such agreement.

Section 5. Countersignature and Registration.

(a) The Rights Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof that shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. If an officer of the Company signs any of the Rights Certificates and then ceases to be an officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same effect as though the person who signed such Rights Certificates had not ceased to be an officer of the Company. Any Rights Certificates may be signed on behalf of the Company by any person who is a proper officer of the Company to sign such Rights Certificate at the actual date of the execution of such Rights Certificate.

(b) Following the Distribution Date, the Rights Agent will keep at its office, designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Those books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, and the date of each of the Rights Certificates.

Section 6. Transfer, Split Up, Combination, and Exchange of Rights Certificates: Mutilated, Destroyed, Lost, or Stolen Rights Certificates.

(a) Subject to the provisions of Section 4(b), Section 7(e), Section 14, and Section 20(k), at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitle such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined, or exchanged, with the form of assignment and certificate appropriately executed, at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14, and Section 20(k), countersign and deliver to the Person entitled thereto a Rights Certificate or Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of Rights Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as this Agreement otherwise provides, including restricting exercisability as described in Section 9(c), Section 11(a)(iii) and Section 23(a)), in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock (or other securities, cash, or assets, as the case may be) as to which such surrendered Rights are then exercisable, at or before the earlier of: (i) the Close of Business on October 28, 2018 (the “Final Expiration Date”); (ii) the time at which the Rights expire pursuant to Section 13(e); (iii) the time at which the Rights are redeemed as provided in Section 23(a)-(b); (iv) the termination of this Agreement as provided in Section 23(c); or (v) the time at which such Rights are exchanged as provided in Section 24 (the earlier of (i), (ii), (iii), (iv) or (v) are referred to in this Agreement as the “Expiration Date”).

(b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $125.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) and shall be payable in accordance with paragraph (c) below.

(c) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate duly executed, accompanied by payment with respect to each Right so exercised of the Purchase Price per share of Common Stock (or other securities, cash or assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 14(b) and Section 20(k), thereupon promptly: (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the total number shares of Common Stock issuable upon exercise of the Rights under this Agreement with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company will direct the depositary agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) promptly after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash or by certified bank check or bank draft payable to the Company. If the Company is obligated to issue other securities of the Company, pay cash, or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate.

(d) If the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, the Rights Agent shall issue and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by: (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate thereof) who becomes a transferee before or concurrently with the Acquiring Person’s becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement, or understanding that has the avoidance of this Section 7(e) as a primary purpose or effect, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, or their respective Affiliates, Associates, or transferees under this Agreement.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange shall, if surrendered to the

Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Capital Stock.

(a) The Company agrees that it will reserve out of its authorized and unissued Common Stock the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b) So long as the shares of Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company agrees that it will take all action that may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for shares of Common Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by a corporation law applicable to the Company).

(d) The Company further agrees that it will pay when due any federal or state transfer taxes and charges that may be payable with respect to the issuance or delivery of the Rights Certificates or of any shares of Common Stock upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax that may be payable with respect to any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for shares of Common Stock in a name other than, that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise, or to issue or to deliver any certificates for shares of Common Stock upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e) The Company shall use its reasonable efforts to: (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event or an exchange pursuant to Section 24 on which the consideration to be delivered by the Company upon exercise or exchange of the Rights has been determined pursuant to this Agreement, including in accordance with Section 11(a)(iii) and Section 24, as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights or exchanged for the Rights on an appropriate form; (ii) cause such registration statement to become effective as soon as practicable after such filing; and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the date of the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any suspension of the exercisability of the Rights referred to in this Section 9(e), the Company shall issue public announcements that the exercisability of the Rights has been temporarily suspended and that the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for a number of shares of Common Stock (or other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or other securities) represented thereby, and such certificate shall be dated as of the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made. If the date of such surrender and payment is a date upon which the Common Stock (or other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities) transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) If the Company shall after the date of this Agreement: (A) declare a dividend on the outstanding Common Stock payable in shares of Common Stock; (B) subdivide or split the outstanding Common Stock; (C) combine or consolidate the outstanding Common Stock into a smaller number of shares or effect a reverse stock split of the outstanding Common Stock; or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, or reclassification, and the number and kind of shares of Common Stock issuable on such date, shall be proportionately adjusted so that the holder of any Right thereafter exercised shall be entitled to purchase the aggregate number and kind of shares of Common Stock that, if the Right had been exercised immediately before such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If the record date for any such dividend, subdivision, combination, or reclassification shall occur before the Distribution Date, however, the Company shall appropriately adjust the Purchase Price (taking into account any additional Rights that may be issued as a result of such dividend, subdivision, combination, or reclassification), in lieu of adjusting (as described above) the number of shares of Common Stock (or other capital stock, as the case may be) issuable upon exercise of the Rights. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made before, any adjustment required pursuant to Section 11(a)(ii).

(ii) If, subject to Section 24, any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction described in Section 13(a), or is a Permitted Offer, then immediately upon the occurrence of any event described in this Section 11(a)(ii), each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price, but in no event less than the par value per share in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately before the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (that, following such first occurrence shall thereafter be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)) per share of Common Stock on the date of such first occurrence (such number of shares, the “Adjustment Share Amount”).

(iii) In lieu of issuing shares of Common Stock in accordance with Section 11(a)(ii), if the Board determines that the action described below in this Section 11(a)(iii) is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person and any Affiliate or Associate of any such Person), the Company may: (A) determine the excess of (1) the value of the Adjustment Share Amount issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Share Amount, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price (but in no event to less than the par value per share), (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock that the Board of Directors deemed to have the same value as shares of Common Stock), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a recognized investment banking firm selected by the Board of Directors. If, however, the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) are referred to in this Agreement as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price (except for the payment of an amount equal to the par value of each share), shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Section 11(a)(ii) Trigger Date, so that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, is referred to in this Agreement as the “Substitution Period”). If the Company determines that some action need be taken pursuant to the first or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. If any such suspension occurs, the Company shall issue public announcements that the exercisability of the Rights has been temporarily suspended and that the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d)) per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date.

(b) If the Company shall fix a record date for the issuance of rights (other than the Rights), options, or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within 45 days after such record date) Common Stock (or shares having the same rights, privileges, and preferences as the shares of Common Stock (“Equivalent Common Stock”)) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or per share of Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock or Equivalent Common Stock to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible). In case such subscription price may be paid fully or partially in a consideration in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock), or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock (as determined pursuant to Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock (as determined pursuant to Section 11(d)). Such adjustments shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation under this Agreement, other than computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days immediately before such date and for purposes of computations made pursuant to Section 11(a)(iii), the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date. If the “Current Market Price” per share of the Common Stock is determined, however, during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, split, combination, or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination, or reclassification, shall not have occurred before the commencement of the requisite 30-Trading Day or 10-Trading Day period, as set forth above, then, and in each such case, the “Current Market Price” shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any applicable system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, “Current Market Price” per share means the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price. Any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that requires such adjustment or (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any share or fraction of a share of capital stock other than Common Stock, thereafter the number or fraction of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13, and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company after any adjustment to the Purchase Price under this Agreement shall represent the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter represent the right to purchase, at the adjusted Purchase Price, that fraction of a share (or number of shares) of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately before this adjustment by (y) the Purchase Price in effect immediately before such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company, acting by the decision of at least a majority of the Board of Directors, may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall publicly announce its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall promptly cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders before the date of adjustment, and upon surrender thereof—if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the fraction of a share (or number of shares) of Common Stock issuable upon the exercise of the Rights, any Rights Certificates issued may continue to express the Purchase Price per share and the number of shares that were expressed in the initial Rights Certificates issued under this Agreement.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

(l) If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this

Section 11, to the extent that in their good faith judgment the Board of Directors shall determine to be advisable so that any: (i) consolidation or subdivision of the Common Stock; (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price; (iii) issuance wholly for cash of shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock; (iv) stock dividends; or (v) issuance of rights, options, or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

(n) The Company agrees that it shall not, after the Distribution Date: (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)); (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)); or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, or sale there are any rights, warrants, or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) before, simultaneously with, or immediately after such consolidation, merger, or sale, the shareholders of the Person who constitutes, or would constitute the “Principal Party” for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

(o) The Company agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24, or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall: (a) promptly prepare a certificate describing such adjustment and a brief statement of the facts giving rise to such adjustment; (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate; and (c) mail or make available by filing as an exhibit to a Current Report on Form 8-K or other filing with the Securities and Exchange Commission a brief summary of such adjustment to each holder of a Rights Certificate (or, if before the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger, or Sale or Transfer of Assets or Earning Power.

(a) If, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as provided in Section 13(d)), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price (disregarding any adjustment of the Purchase Price pursuant to Section 11(a)(ii)) in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable, and freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common

Stock for which a Right is exercisable immediately before the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred before the first occurrence of a Section 13 Event, multiplying the number of shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (that, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as practicable, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” means:

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions.

If, however, (1) the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c) If, for any reason, the Rights cannot be exercised for the Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to the Purchase Price as calculated above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then the Board of Directors shall determine such amount reasonably and in good faith.

(d) The Company shall not consummate any such consolidation, merger, sale, or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless previously the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a), (b), and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date; and

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, sales, or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not previously been exercised shall become exercisable in the manner described in Section 13(a).

(e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights under this Agreement shall expire.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(a)(i), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, or regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any applicable system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

(b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates that represent fractional shares. In lieu of fractional shares, the Company may pay to the registered holder of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 14(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, except those rights of action vested in the Rights Agent pursuant to Section 13 and Section 20, are vested in the respective registered holders of the Rights Certificates (and before the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or before the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or prior to the Distribution Date, of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights represented by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

(c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may treat the person in whose name a Rights Certificate (or, before the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation. The Company must, however, use its reasonable efforts promptly to have any such order, decree, or ruling lifted or otherwise overturned.

Section 17. Rights Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends, or be deemed for any purpose the holder of the fraction of a share (or number of shares) of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Sections 24 and 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions of this Agreement.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for services rendered by it under this Agreement and, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements incurred in the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the expenses of defending against any claim of liability in the premises. The indemnity provided for in this Agreement shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be protected and shall incur no liability for or with respect to any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which shall bind the Company and the holders of Rights Certificates, by their acceptance thereof:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Market Price) be established by the Company before taking or suffering any action under this Agreement, such fact or matter (unless other evidence with respect thereto is specifically prescribed in this Agreement) may be considered conclusively established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify any such statements of fact or recitals (except as to its countersignature on such Rights Certificates). All such statements and recitals shall be considered to have been made only by the Company.

(e) The Rights Agent shall not be responsible with respect to the validity of this Agreement or the execution and delivery of this Agreement (except the execution of this Agreement by the Rights Agent) or with respect to the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 3, 11, 13, 23 or 24 or the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Rights Certificates after receipt of the certificate described in Section 12); nor shall it be deemed by any act under this Agreement to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid, and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

(h) The Rights Agent and any shareholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, if reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clauses 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 60 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent, along with its Affiliates, a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates representing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and before the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed appropriate by the Board of Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, however, (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

(a) The Board of Directors may, at its option, at any time before the earlier of: (i) the Close of Business on the tenth day following the Stock Acquisition Date; or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (such redemption price is referred to in this Agreement as the “Redemption Price”) and the Company may, at its option, pay the Redemption Price either in shares of Common Stock (based on the Current Market Price of the shares of Common Stock at the time of redemption) or cash. In considering whether to redeem the Rights, the Board of Directors may consider the best long-term and short-term interests of the Company, including, without limitation, the effects of the redemption of the Rights upon employees, suppliers and customers of the Company or any Subsidiary of the Company and communities in which offices or other establishments of the Company or any Subsidiary of the Company are located and all other pertinent factors. The redemption of the Rights by the Board of Directors may be effective at such time, on such basis and with such conditions as such Board of Directors in its sole discretion may establish. In addition to the right of redemption reserved in the first sentence of this subsection 23(a), the Board of Directors may redeem all, but not less than all, of the then outstanding Rights at the Redemption Price after the occurrence of a Stock Acquisition Date, but before the occurrence of any transaction of the kind described in Section 13(a), if either: (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries and which did not result in the occurrence of any transaction of the kind described in Section 13(a), as shall result in such Person thereafter being a Beneficial Owner of 10% or less of the outstanding shares of Common Stock of the Company, and after such transfer or other disposition there are no other Acquiring Persons, or (ii) in connection with any transaction of the kind described in Section 13(a) in which all holders of the Common Stock of the Company are treated the same and which shall not involve an Acquiring Person, an Affiliate or Associate of an Acquiring Person, any other Person in which such Acquiring Person, Affiliate or Associate has any interest or any other Person acting, directly or indirectly, on behalf of or in association with such Acquiring Person, Affiliate or Associate. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption under this Agreement has expired.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action or notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice that is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time, in any manner other than that specifically set forth in this Section 23, or in connection with the purchase, acquisition or redemption of shares of Common Stock before the Distribution Date.

(c) Notwithstanding anything in this Agreement to the contrary, if the shareholders of the Company have not ratified the adoption of this Agreement by a vote of the majority of the outstanding capital stock of the Company represented in person or by proxy at a meeting for which a quorum existed, on or before October 28, 2009, then this Agreement shall automatically terminate at the Close of Business on such date.

Section 24. Exchange.

(a) The Board of Directors may, at their option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which would not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend, or similar transaction occurring after the date of this Agreement (the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action or notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder, multiplied by the Exchange Ratio. The Company promptly shall give public notice of any such exchange; however, the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed as provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Rights for shares of Common Stock will be effected and, in the event of a partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c) If the Company shall not have sufficient shares of Common Stock authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all action necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates that represent fractions of shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the third sentence of Section 11(d)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Certain Events.

(a) If the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution, or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action that specifies the record date for such stock dividend, distribution of rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days before the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least 20 days before the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever is earlier.

(b) In case any Triggering Event occurs, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event that specifies the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Common Stock shall be deemed thereafter to refer, if appropriate, to other securities.

Section 26. Notices Any notice, demand or delivery authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made when mailed if sent by a nationally recognized overnight delivery service or first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Rights Agent:	Computershare Trust Company, N.A. 250 Royall Street Canton, Massachusetts 02021 Attention: Client Services

Company:	Kforce Inc. 1001 East Palm Avenue Tampa, Florida 33605

Attention: David L. Dunkel

Copies to:	Holland & Knight LLP 100 North Tampa Street Suite 4100 Tampa, Florida 33602 Attention: Robert J. Grammig, Esq.

Notices or demands that this Agreement authorizes the Company or the Rights Agent to give to the holder of any Rights Certificate (or if before the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Before the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. Beginning on the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to: (i) cure any ambiguity; (ii) correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement; (iii) shorten or lengthen any time period under this Agreement (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a), shall require the concurrence of a majority of the Board of Directors); or (iv) change or supplement the provisions under this Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other period unless such lengthening is for the purpose of protecting, enhancing, or clarifying the rights of, or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable. Before the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 28. Successors. All the provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns under this Agreement.

Section 29. Determinations and Actions by the Board of Directors, etc.

(a) For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations considered advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations, and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith, shall (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights.

(b) Without limiting the foregoing, nothing contained herein shall be constructed to suggest or imply that the Board of Directors shall not be entitled to reject any tender offer or other acquisition proposal, or to recommend that holders of Common Stock reject any tender offer or other acquisition proposal, or to take any other action (including, without limitation, the commencement, prosecution, defense or settlement of any litigation and the submission of additional or alternative offers or other proposals) with respect to any tender offer or other acquisition proposal that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and before the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and before the Distribution Date, registered holders of the Common Stock).

Section 31. Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Notwithstanding anything in this Agreement to the contrary, if any such provision is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors determines in their good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, such determination shall then be made by the entire Board of Directors in accordance with applicable law and the Company’s Articles of Incorporation and Bylaws.

Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida, except that notwithstanding the foregoing, the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 35. Force Majeure. Notwithstanding anything to the contrary contained in this Agreement, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signatures to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

KFORCE INC.

By:	/s/ Joseph J. Liberatore
Name:	Joseph J. Liberatore
Title:	Executive Vice President, Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Dennis Moccia
Name:	Dennis Moccia
Title:	Managing Director

Exhibit A

[Form of Rights Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER OCTOBER 28, 2018, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.0001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

*	The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person, as applicable, and shall replace the preceding sentence.

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Rights Certificate

KFORCE INC.

This certifies that                                                              , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of October 29, 2008 (the “Rights Agreement”), between KFORCE INC., a Florida corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution (as defined in the Rights Agreement) and before 5:00 p.m., eastern time, on October 28, 2018 at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, non-assessable share of common stock, par value $.01 per share (the “Common Stock”), of the Company, at a purchase price of $125.00 per share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price may be paid by cash, certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of October 29, 2008, based on the Common Stock as constituted at such date. Capitalized items not defined in this Rights Certificate shall have the meaning set forth in the Rights Agreement.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 28, 2018, unless previously redeemed by the Company as described below. In addition, if the shareholders of the Company have not ratified the adoption of the Rights Agreement by a vote of the majority of the outstanding capital stock of the Company represented in person or by proxy at a meeting for which a quorum existed, on or before October 28, 2009, then the Rights Agreement shall automatically terminate at the close of business on such date. The Rights will not become exercisable in connection with a “Permitted Offer” as defined in the Rights Agreement.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common stock as of the Close of Business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common stock issued before the Distribution Date will be issued with Rights.

Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock or other securities that may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events. In certain circumstances and as described in the Rights Agreement, cash, property or other securities may be issued by the Company upon the exercise hereof in lieu of Common Stock.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated by reference and made a part of this Rights Certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities under this Rights Certificate of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the circumstances described in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

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Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder shall be entitled to receive upon surrender of this Rights Certificate another Rights Certificate or Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right at any time before the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such period may be extended pursuant to the Rights Agreement), and (ii) the Final Expiration Date. Under circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Board of Directors. Subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the Rights evidenced by this Certificate for Common Stock.

The Company is not required to issue any fractional shares of Common Stock upon the exercise of any Right or Rights evidenced by this Rights Certificate. In lieu thereof, the Company may make a cash payment as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise of this Rights Certificate, nor shall anything contained in the Rights Agreement or in this Rights Certificate be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

IN WITNESS WHEREOF the facsimile signature of a proper officer of the Company is set forth below.

Dated as of                     , 2008

KFORCE INC.

By:
Title:

Countersigned:

Computershare Trust Company, N.A., as Rights Agent

By:
Authorized Signature

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[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                                                            hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                              this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:
Signature

Signature Medallion Guaranteed:

The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

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CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [    ] is [    ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
Signature

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Rights Certificate.)

To:	KFORCE INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Rights Certificate to purchase the Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:
Signature

Signature Medallion Guaranteed:

The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

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CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:
Signature

Signature Medallion Guaranteed:

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NOTICES

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

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Exhibit B

SUMMARY OF RIGHTS AGREEMENT

Effective October 29, 2008, the Board of Directors of KFORCE INC. (the “Company”) declared a dividend distribution of one common stock purchase right (a “Right”) for every outstanding share of common stock, par value $.01 per share (the “Common Stock”), of the Company to shareholders of record at the close of business on October 29, 2008 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $125.00 per share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent. The Rights Agreement is intended to be a new rights agreement that effectively extends protections similar (with certain modifications) to those provided by the Company’s previous Rights Agreement dated as of October 28, 1998, as amended on October 24, 2000 (the “1998 Agreement”), upon expiration of the 1998 Agreement at the close of business on October 28, 2008.

Initially, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and will be distributed to the holders thereof on the “Distribution Date,” which shall be the first to occur of the following: (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, other than pursuant to a Permitted Offer, (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer (other than a Permitted Offer) that would result in the beneficial ownership by a person or group of 15% or more of such outstanding shares of Common Stock. A “Permitted Offer” means a tender or exchange offer which is for all outstanding Common Stock at a price and on terms determined, before the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors, who are not representatives, nominees, affiliates, or associates of an Acquiring Person or the person making such tender offer or exchange offer, to be fair and otherwise in the best interests of the Company and its shareholders (other than the person or any affiliate or associate of the person on whose behalf the offer is being made).

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after October 29, 2008 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 28, 2018, unless earlier redeemed, terminated or exchanged by the Company as described below (the earliest of all such dates, the “Expiration Date”).

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, Common Stock issued before the earlier of the Distribution Date and the Expiration Date will be issued with Rights. In addition, Common Stock issued after the Distribution Date upon the exercise of employee stock options, issuances under other employee stock benefit plans or the conversion of convertible securities issued before the Distribution Date will be issued with Rights.

If any person (other than an Exempt Person) acquires beneficial ownership of 15% or more of the then outstanding shares of Common Stock (except pursuant to a Permitted Offer), each holder of a Right will thereafter have the right to receive, upon exercise thereof, the number of shares of Common Stock (or, in certain circumstances, cash, property, or other securities of the Company or a reduction in the purchase price) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void. The Rights, however, are not

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exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. “Exempt Person” means the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company or any person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such plan, and David L. Dunkel, any spouse or lineal descendent of David L. Dunkel or any trust for the benefit of any such persons. The event set forth in this paragraph is referred to as a “Section 11(a)(ii) Event.”

For example, at an exercise price of $125, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $250 worth of Common Stock (or other consideration, as noted above) for $125. Assuming that the Common Stock had a per share market value of $50 at such time, the holder of each valid Right would be entitled to purchase 5 shares of Common Stock for $125.

If at any time following the Stock Acquisition Date, other than pursuant to a Permitted Offer, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) more than 50% of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. If the Rights cannot be exercised for common stock of the acquiring company as set forth above, Right holders will be entitled to put the Rights to the acquiring company for cash equal to the exercise price of the Rights. The events set forth in this paragraph are referred to as “Section 13 Events,” and the Section 11(a)(ii) Event and the Section 13 Events are collectively referred to as the “Triggering Events.”

At any time after any person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights, options or warrants to subscribe for or purchase Common Stock or convertible securities at less than the Current Market Price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional share of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time before the earlier of: (i) the close of business on the tenth day following the Stock Acquisition Date or (ii) October 28, 2018, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, payable in cash, or shares of Common Stock or other consideration deemed appropriate by the Board of Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.

If the shareholders of the Company have not ratified the adoption of the Rights Agreement by a vote of the majority of the outstanding capital stock of the Company represented in person or by proxy at a meeting for which a quorum existed, on or before October 28, 2009, then the Rights Agreement shall automatically terminate at the close of business on such date.

Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will, generally, not be taxable to shareholders or to the Company, shareholders may, depending upon the

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circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by at least a majority of the Board of Directors because the Board of Directors may, at its option, either (1) at any time before the close of business on the tenth day following the Stock Acquisition Date, redeem the then outstanding Rights at the redemption price, or (2) declare the transaction to be a Permitted Offer, in which event the Rights would not become exercisable.

Any of the provisions of the Rights Agreement, including the definition of Acquiring Person or the Purchase Price, may be amended by the Board of Directors before the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; however, no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K or other filing with the Securities and Exchange Commission. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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